As filed with the Securities and Exchange Commission on January 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONCOMED PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-3572512
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 Chesapeake Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

2013 Equity Incentive Award Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Paul J. Hastings

Chairman & Chief Executive Officer

OncoMed Pharmaceuticals, Inc.

800 Chesapeake Drive

Redwood City, CA 94063

(Name and address of agent for service)

(650) 995-8200

(Telephone number, including area code, of agent for service)

Copies to:
Alan C. Mendelson, Esq. Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600	Dr. Alicia J. Hager, Esq. Vice President, General Counsel OncoMed Pharmaceuticals, Inc. 800 Chesapeake Drive Redwood City, CA 94063 (650) 995-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,193,903(2)	$22.64(3)	$27,029,963.92
Common Stock, $0.001 par value	298,475(4)	$22.64(5)	$6,757,474.00
Total:	1,492,378		$33,787,437.92	$3,926.10

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the common stock of Oncomed Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the 2013 Equity Incentive Award Plan (the “2013 Plan”) and the 2013 Employee Stock Purchase Plan (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	Represents the additional shares of common stock available for future issuance under the Registrant’s 2013 Plan resulting from an annual increase as of January 1, 2015.
(3)	This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant under the 2013 Plan is the average of the high and low prices for the registrant’s common stock as reported on The NASDAQ Global Select Market on January 23, 2015, which is $22.64.
(4)	Represents the additional shares of common stock available for future issuance under the Registrant’s ESPP resulting from an annual increase as of January 1, 2015.
(5)	This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant under the ESPP is the average of the high and low prices for the registrant’s common stock as reported on The NASDAQ Global Select Market on January 23, 2015, which is $22.64.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are granted, exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,492,378 shares of the Registrant’s common stock issuable under the following employee benefit plans for which a Registration Statement of the Registrant on Form S-8 (File No. 333-190932) is effective: (i) the 2013 Equity Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 1,193,903 shares of common stock, and (ii) the 2013 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 298,475 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 30, 2013 (File No. 333-190932) and March 28, 2014 (File No. 333-194867) are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 26th day of January, 2015.

ONCOMED PHARMACEUTICALS, INC.

By:	/s/ Paul J. Hastings
Name:	Paul J. Hastings
Title:	Chairman & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul J. Hastings, Sunil Patel and Alicia J. Hager, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. Hastings Paul J. Hastings	Chairman, Chief Executive Officer and President (principal executive officer)	January 26, 2015

/s/ Sunil Patel Sunil Patel	Chief Financial Officer, Senior Vice President, Corporate Development and Finance (principal financial and accounting officer)	January 26, 2015

/s/ Terry Gould Elisha P. (“Terry”) Gould III	Director	January 26, 2015

/s/ Jack W. Lasersohn Jack W. Lasersohn, J.D.	Director	January 26, 2015

/s/ Laurence Lasky Laurence Lasky, Ph.D.	Director	January 26, 2015

/s/ Deepa R. Pakianathan Deepa R. Pakianathan, Ph.D.	Director	January 26, 2015

/s/ Denise Pollard-Knight Denise Pollard-Knight, Ph.D.	Director	January 26, 2015

/s/ Jonathan D. Root Jonathan D. Root, M.D.	Director	January 26, 2015

/s/ Michael S. Wyzga Michael S. Wyzga	Director	January 26, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of OncoMed Pharmaceuticals, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on July 23, 2013 (File No. 001-35993) and incorporated herein by reference)

4.2	Amended and Restated Bylaws of OncoMed Pharmaceuticals, Inc. (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K on July 23, 2013 (File No.001-35993) and incorporated herein by reference)

4.3	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No.333-181331), effective July 17, 2013, and incorporated herein by reference)

5.1	Opinion of Latham & Watkins LLP

10.1	OncoMed Pharmaceuticals, Inc. 2013 Equity Incentive Award Plan (filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No.333-181331), effective July 17,2013, and incorporated herein by reference)

10.2	Form of Stock Option Agreement under the OncoMed Pharmaceuticals, Inc. 2013 Equity Incentive Award Plan (filed as Exhibit 10.7(B) to the Registrant’s Registration Statement on Form S-1 (File No.333-181331), effective July 17, 2013, and incorporated herein by reference)

10.3	Form of Restricted Stock Unit Award Agreement under the OncoMed Pharmaceuticals, Inc. 2013 Equity Incentive Award Plan (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-8 (Registration No.333-194867), effective March 28, 2014, and incorporated herein by reference)

10.4	OncoMed Pharmaceuticals, Inc. Employee Stock Purchase Plan (filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No.333-181331), effective July 17, 2013, and incorporated herein by reference)

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of attorney (included in the signature page to this Registration Statement)